UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 30, 2008
HERCULES OFFSHORE, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	0-51582 (Commission file number)	56-2542838 (I.R.S. employer identification number)

9 GREENWAY PLAZA, SUITE 2200
HOUSTON, TEXAS		77046
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 350-5100
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On July 30, 2008, Hercules Offshore, Inc. (the “Company”) appointed Mr. Troy L. Carson, age 32, as the Company’s principal accounting officer, in addition to his current role as Vice President and Corporate Controller.
     Mr. Carson was named Vice President and Corporate Controller of the Company in March 2007. Previously, Mr. Carson served in a variety of roles, including as the Assistant Corporate Controller, at Weatherford International Ltd., an international oilfield services company, from June 2002 to March 2007. In addition, he was a member of the Commercial Assurance Practice of Arthur Andersen LLP from 1997 to 2002. Mr. Carson holds a Bachelor of Business Administration in Accounting from Stephen F. Austin State University. He is also a Certified Public Accountant (CPA).
     There are no family relationships between Mr. Carson and any of our directors or executive officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: July 31, 2008	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary